Exhibit 10.5

AMENDING AGREEMENT TO SHARE PURCHASE AGREEMENT

This Amending Agreement to the Share Purchase Agreement dated 10/02/2019 (the "Amending Agreement") by and among CannaPharmaRx Canada Corp. '(the "Purchaser"), CannaPharmaRx, Inc. (the "Purchaser Parent") and Sunniva Inc. (the "Vendor").

WHEREAS, the Purchaser, the Purchaser Parent and the Vendor entered into the Share Purchase Agreement dated June 11, 2019 (the "Purchase Agreement");

AND, WHEREAS, the Parties wish to enter into this Amending Agreement to amend and supplement the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each Party), the Parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1	Defined Terms.

In this Amending Agreement and the recitals hereto, unless otherwise defined, capitalized terms shall have the meaning given to them in the Purchase Agreement.

ARTICLE 2

AMENDMENT TO PURCHASE AGREEMENT

Section 2.1	Payment of Purchase Price.

Section 2.3 of the Purchase Agreement is hereby deleted and replaced with the following language:

"Section 2.3     Payment of Purchase Price.

The Purchase Price shall be paid and satisfied as follows:

(a)

as to $1,206,418.31 (the "Deposit Amount"), by payment of the Deposit Amount in one or more installments by the Purchaser to the Vendor, such Deposit Amount to be a non-refundable deposit against the Purchase Price;

(b)	unless the transaction contemplated by this Agreement shall be completed before payment of such amount, by payment of $700,000 (the "Extension Amount") by the Purchaser to the Vendor on or before October 10, 2019, such Extension Amount to be a non-refundable deposit against the Purchase Price;

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(c)	as to an amount equal to $4,000,000, by the Purchaser issuing to the Vendor on the Closing Date a promissory note (the "Promissory Note") in the principal amount of $4,000,000, which note shall mature and be due and payable on the 90th day after the Closing Date (the "Maturity Date") and shall bear interest at a rate of 10% per annum for the period from the Closing Date to the Maturity Date and at a rate of 20% per annum from and after the Maturity Date, and the principal and interest of which shall be exchangeable at any time and from time to time, at the option of the holder, in whole or in part, for publicly tradable voting common shares of the Purchaser Parent (the "Purchaser Parent Shares") based on the volume-weighted average trading price of the Purchaser Parent Shares on the OTCQX for the five trading days prior to the Closing Date, the obligations of the Purchaser pursuant to the Promissory Note being secured by joint and several unconditional guarantees of the Purchaser Parent and Dominic Colvin (each a "Note Guarantee"), of which the Note Guarantee of the Purchaser Parent will also guarantee delivery to the holder of the Promissory Note of any Purchaser Parent Shares issuable pursuant thereto; and

(d)	an amount equal to $14,793,581.69 less the sum of (i) if and to the extent that such amount is paid to the Purchaser in accordance with clause (b) above, the Extension Amount and (ii) the estimated Closing Indebtedness set out in the Estimated Closing Indebtedness Statement (as defined below), by payment of such amount by the Purchaser to the Vendor on the Closing Date.

All payments under this Section 2.3 will be made by certified cheque, bank draft or wire transfer of immediately available funds."

Section 2.2	Closing Conditions for the Benefit of the Vendor.

Section 8.2(d) of the Purchase Agreement is hereby amended as follows:

(a)	by deleting the word "and" in Section 8.2(d)(v) of the Purchase Agreement;

(b)	by changing the numbering of Section 8.2(d)(vi) of the Purchase Agreement from "(vi)" to "(viii)"; and

(c)	by adding the following after Section 8.2(d)(v) of the Purchase Agreement:

"(vi)	the Promissory Note, in a form acceptable to the Vendor, acting reasonably, duly executed by the Purchaser;

(vii)	each of the Note Guarantees, each in a form acceptable to the Vendor, acting reasonably, duly executed by the Purchaser Parent or Dominic Colvin, as applicable; and".

Section 2.3	Extension of Outside Date.

Section 10.1(b)(ii) of the Purchase Agreement is hereby deleted and replaced with the following language:

"(ii)	if any of the items set forth in Section 8.1 have not been delivered or waived on or prior to October 10, 2019 (the "Outside Date"), or it becomes reasonably apparent that any of such deliveries will not be satisfied on or before the Outside Date (other than as result of the failure of the Purchaser to perform any of its obligations under this Agreement) and the Purchaser has not waived such conditions in writing on or prior to the Outside Date (provided, however, that the Outside Date shall be extended to October 31, 2019 if the Vendor pays the Extension Amount to the Vendor on or before October 10, 2019)."

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ARTICLE 3

MISCELLANEOUS

Section 3.1	Time of the Essence.

Time is of the essence in this Amending Agreement.

Section 3.2	Amendments.

This Amending Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Purchaser and the Vendor.

Section 3.3	Further Assurances.

From time to time after the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively carry out the intent of this Amending Agreement.

Section 3.4	Purchase Agreement Remains in Force.

Except as hereby amended and supplemented by this Amending Agreement, the Purchase Agreement remains in full force and effect.

Section 3.5	Successors and Assigns.

(1)	This Amending Agreement becomes effective only when executed by all of the Parties. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

(2)	Neither this Amending Agreement nor any of the rights or obligations under this Amending Agreement may be assigned or transferred, in whole or in part, by any Party without the prior written consent of the other Parties.

Section 3.6	Severability.

If any provision of this Amending Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Amending Agreement, and the remaining provisions will remain in full force and effect.

Section 3.7	Entire Agreement.

The Purchase Agreement, as amended by this Amending Agreement, constitutes the entire agreement between the Parties with respect to the transactions contemplated by the Purchase Agreement and this Amending Agreement and, as so amended, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof and thereof. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of the Purchase Agreement and this Amending Agreement, except as specifically set forth in the Purchase Agreement and this Amending Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into this Amending Agreement and completing the transactions contemplated by the Purchase Agreement or this Amending Agreement.

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Section 3.8	Governing Law.

(1)	This Amending Agreement is governed by and will be interpreted and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)	Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of British Columbia situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum.

Section 3.9	Counterparts.

This Amending Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Amending Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Amending Agreement as of the date first set forth above.

CANNAPHARMARX CANADA CORP.

By:	/s/ Dominic Colvin
Name: Dominic Colvin
Title: President and CEO

CANNAPHARMARX, INC.

By:	/s/ Dominic Colvin
Name: Dominic Colvin
Title: President and CEO

[SIGNATURE PAGE TO AMENDING AGREEMENT]

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SUNNIVA INC.

By:	/s/ Anthony Holler
Name: Anthony Holler
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDING AGREEMENT]

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